                                                                      Exhibit 4e

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ASA INTERNATIONAL LTD.

         1.       The name of the corporation is ASA International Ltd.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is two hundred ten million (210,000,000) of which two hundred million (200,000,000) shall be Common Stock of the par value of $.0001 per share and ten million (10,000,000) shall be Preferred Stock of the par value of $.0001 per share, amounting in the aggregate to Twenty-One Thousand and 00/100 Dollars ($21,000.00).

         Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class shall be determined by the Board of Directors of the corporation from time to time.

         5. The name and mailing address of the corporation's sole incorporator is Alfred C. Angelone, 303 Hillside Street, Milton, Massachusetts 02186.

         6. The name of the person who is to serve as the sole director until the first annual meeting of the stockholders or until his successor is elected and qualified is Alfred C. Angelone, 303 Hillside Street, Milton, Massachusetts 02186.

         7.       The corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the bylaws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         10. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         11. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 25th day of March 1986.



                                             /s/ Alfred C. Angelone
                                             -----------------------------------
                                             Alfred C. Angelone


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                             ASA INTERNATIONAL LTD.

         ASA International Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by unanimous consent of the Board of Directors of ASA International Ltd., dated February 20, 1987, the following resolution, which sets forth a proposed amendment of the Certificate of Incorporation of said Corporation, was duly adopted and declared to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED:         That the Certificate of Incorporation of the Corporation be,
                  and hereby is, amended as follows:

                  That Articles 8 through 11 be, and hereby are, renumbered as Articles 9 through 12;

                  Further, that a new Article 8 relating to personal liability of Directors of the Corporation be, and hereby is, created as follows:

                           "8. To the maximum extent permitted by Section
                  102(b)(7) of the General Corporation Law of Delaware, a director shall not be liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except with respect to (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                  (c) the provisions of Section 174 of Title 8, or (d) any transaction from which the director derived any improper benefit."

         SECOND: That in accordance with Section 211 of the General Corporation Law of the State of Delaware, the Annual Meeting of the Stockholders of the Corporation was held and the holders of the outstanding stock of the Corporation required to amend said Certificate voted to approve such

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amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ASA International Ltd. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Christopher J. Crane, President, and John A. Piccione, Secretary, this 9th day of May, 1987.


ATTEST:                                 ASA INTERNATIONAL LTD.


/s/ John A. Piccione                    /s/ Christopher J. Crane
- ----------------------------------      ----------------------------------------
John A. Piccione                        Christopher J. Crane
Secretary                               President

(Corporate Seal)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ASA INTERNATIONAL LTD.

         ASA International Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by unanimous vote of the Board of Directors of ASA International Ltd., dated June 8, 1987, the following resolution, which sets forth a proposed amendment of the Certificate of Incorporation of said Corporation, was duly adopted and declared to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED:         That the Certificate of Incorporation of the Corporation be
                  amended by changing the first paragraph of the article thereof numbered "4" so that, as amended, the first paragraph of said article "4" shall be and read, in its entirety, as follows:

                  "4. The total number of shares of stock which the corporation shall have authority to issue is three hundred ten million (310,000,000) of which three hundred million (300,000,000) shall be Common Stock of the par value of $.0001 per share and ten million (10,000,000) shall be Preferred Stock of the par value of $.0001 per share, amounting in the aggregate to Thirty-One Thousand and 00/100 Dollars ($31,000.00)."

         SECOND: That in accordance with Section 211 of the General Corporation Law of the State of Delaware, a Special Meeting of the Stockholders of the Corporation was held and the holders of the outstanding stock of the Corporation required to amend said Certificate voted to approve such amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ASA International Ltd. has caused its corporate seal to be hereunder affixed and this certificate to be signed by Perry L. Solomon, Vice President and Paul D. Broude, Assistant Secretary, this 3rd day of August, 1987.


ATTEST:                                 ASA INTERNATIONAL LTD.


/s/ Paul D. Broude                      By: /s/ Perry L. Solomon
- ----------------------------------          ------------------------------------
Paul D. Broude                              Perry L. Solomon
Assistant Secretary                         Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ASA INTERNATIONAL LTD.

         ASA INTERNATIONAL LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST:            That by unanimous written consent dated March 16,
1990, all of the directors of ASA INTERNATIONAL LTD. and that at a meeting held on May 4, 1990, a majority of the stockholders of ASA INTERNATIONAL LTD. adopted the following resolution amending the Certificate of Incorporation said
Corporation:

RESOLVED:         That the First paragraph of Article 4 of the Certificate of
                  Incorporation be, and hereby is deleted in its entirety and the following be, and hereby is, inserted in place thereof:

                                    "4. The total number of shares of all
                           classes which the Corporation shall have authority to issue is eleven million (11,000,000), of which one million (1,000,000) shares are to be Preferred Stock (hereinafter called the "Preferred Stock"), of the par value of one cent ($.01) each, and ten million (10,000,000) shares are to be Common Stock (hereinafter called the "Common Stock"), of the par value of one cent ($.01) each, amounting in the aggregate to one hundred ten thousand and 00/100 dollars ($110,000.00).

                           At the effective time of this amendment, each share
                  of Common Stock authorized immediately prior to this amendment shall be split and changed into one fiftieth of a share of Common Stock. Each holder of Common Stock whose aggregate shares of Common Stock held in one name or account number fewer than 50 shall receive cash from the Corporation for his fractional share interest resulting from the reverse split in the amount of the higher of (i) the average of the closing bid and asked prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the effective time and (ii) the average of the daily closing bid and asked prices of the Common Stock on NASDAQ for the ten trading days ending on the date of the effective time per one fiftieth of a share of Common Stock (the "Purchase Price"). Each holder of Common Stock whose aggregate shares of Common Stock held in one name or account number 50 or more shall retain his proportionate interest in the Corporation; provided, however, that if after such one-for-fifty reverse stock split there exist any fractional share interests, such interests shall not represent any ownership in this Corporation, but shall represent a right to receive, upon surrender of outstanding stock certificates, cash for each one-fiftieth of a share of Common Stock in the amount of the higher of (i) the average closing bid and asked prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the effective time and (ii) the average of the daily closing bid and asked prices for the Common Stock on NASDAQ, for the ten trading days ending on the date of the effective time. In determining the number of shares of Common Stock held by any holder, the Corporation will look to the beneficial owner of such shares where such information can reasonably and practicably be determined. This amendment and the reverse split effected hereby shall be effective at 4:15 P.M. on the date that such amendment is filed with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the said ASA INTERNATIONAL LTD. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by its Chief Executive Officer and Assistant Secretary this 4th day of May, 1990.

                                        ASA INTERNATIONAL LTD.


                                        By:/s/ Alfred C. Angelone
                                           -------------------------------------
                                           Alfred C. Angelone
                                           Chief Executive Officer



/s/ Paul D. Broude
- ----------------------------------
Paul C. Broude
Assistant Secretary

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER ("Merger Agreement"), dated as of March 30, 1989, is between ASA INTERNATIONAL LTD., a Delaware corporation ("ASA") and OMTOOL CORPORATION, a Delaware corporation ("Omtool"). Omtool and ASA are hereafter sometimes collectively referred to as the "Constituent Corporations").

         WHEREAS, Omtool is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, ASA is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, on the date of this Merger Agreement, Omtool has authority to issue shares of Common Stock, $.01 par value per share ("Omtool Common Stock"), 285,725 of which shares are issued and outstanding and 300,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding;

         WHEREAS, on the date of this Merger Agreement, ASA has authority to issue 300,000,000 shares of Common Stock, $.0001 par value per share ("ASA Common Stock"), 193,523,918 of which shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.0001 par value per share ("ASA Preferred Stock"), no shares of which are issued and outstanding.

         WHEREAS, the respective Boards of Directors of Omtool and ASA have determined that it is advisable and in the best interests of each of such corporations that Omtool merge with and into ASA upon the terms and subject to the conditions of this Merger Agreement; and

         WHEREAS, the respective Board of Directors of Omtool and ASA have, by resolutions duly adopted, approved this Merger Agreement, and the shareholders of Omtool have duly approved this Merger Agreement by a written consent dated January 1, 1989;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Omtool and ASA hereby agree as follows:

         1. MERGER. Omtool shall be merged with and into ASA (the "Merger"), and ASA shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the time and date of the filing of such documents as may be required under applicable law ("Effective Time").

         2. GOVERNING DOCUMENTS. The Certificate of Incorporation of ASA, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of ASA, as in effect immediately prior to the

Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

         3. SUCCESSION. At the Effective Time, the separate corporation existence of Omtool shall cease, and ASA shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of Omtool; and all and singular, the rights, privileges, powers and franchises of Omtool, and all property, real, personal and mixed, and all debts due to Omtool on whatever account, as well as for share subscriptions and all other things in action or belonging to Omtool, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Omtool, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in Omtool, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of Omtool shall be preserved unimpaired; and all debts, liabilities and duties of Omtool shall thenceforth attach to the Surviving Corporation and may be enforced against ti to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Omtool, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of ASA and shall be as effective and binding thereon as the same were with respect to Omtool. The employees and agents of Omtool shall become the employees and agents of ASA and continue to be entitled to the same rights and benefits which they enjoyed as employees of Omtool.

         4. FURTHER ASSURANCES. From time to time, as and when required by ASA, or by its successors and assigns, there shall be executed and delivered on behalf of Omtool such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in ASA the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Omtool, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of ASA are fully authorized in the name and on behalf of Omtool to take any and all such action and to execute and deliver any and all deeds and other instruments.

         5. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Omtool Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be 3.499868755 fully-paid and non-assessable shares, of ASA Common Stock. No fractional shares of ASA Common Stock shall be issued to any stockholder of Omtool.

         6. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Omtool Common Stock shall be presented to the Surviving Corporation to be exchanged for certificates representing shares of

ASA Common Stock as converted as herein provided. The registered owner of any such outstanding certificate, until such certificate shall have been surrendered for transfer or otherwise accounted for to ASA or its transfer agents, shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of ASA Common Stock evidenced by such outstanding certificate as above provided. All certificates representing shares of Omtool and ASA immediately prior to the Effective Time, the shares represented by such certificates shall be deemed to be cancelled whether or not the certificates have been surrendered or otherwise accounted for.

         7. EMPLOYEE BENEFIT PLANS. As of the Effective Time, ASA hereby assumes all obligations of Omtool under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

         8. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

         9. ABANDONMENT. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of Omtool of ASA, or both of them, notwithstanding approval of this Merger Agreement by the stockholders of any of said corporations if circumstances arise which, in the opinion of the Board of Directors of Omtool or ASA, make the Merger inadvisable.

         10. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

         IN WITNESS WHEREOF, Omtool and ASA have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        OMTOOL CORPORATION
                                        a Delaware corporation


ATTEST:                                 By:/s/ Martin Schultz
                                           -------------------------------------
                                           Martin Schultz
                                           President



/s/ Michael J. Hudson
- ----------------------------------
Michael J. Hudson
Secretary


                                        ASA INTERNATIONAL LTD.
                                        a Delaware Corporation


ATTEST:                                 By:/s/ Alfred C. Angelone
                                           -------------------------------------
                                              Alfred C. Angelone
                                              Chief Executive Officer


/s/ Paul D. Broude
- ----------------------------------
Paul D. Broude
Assistant Secretary

                                 Certificate of

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER ("Merger Agreement"), dated as of December 31, 1990 is between ADVANCED SYSTEMS ASSOCIATES, INC., a Massachusetts corporation ("Advanced") and ASA INTERNATIONAL LTD., a Delaware corporation ("ASA"). Advanced and ASA are hereafter sometimes collectively referred to as the "Constituent Corporations".

         WHEREAS, Advanced is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts;

         WHEREAS, ASA is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, on the date of this Merger Agreement Advanced has authority to issue 300,000 shares of Common Stock, $.01 par value per share ("Advanced Common Stock"), 300,000 of which shares are issued and outstanding;

         WHEREAS, on the date on this Merger Agreement, ASA has authority to issue 10,000,000 shares of Common Stock, $.01 par value per share ("ASA Common Stock"), 3,902,140 of which shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.01 par value per share ("ASA Preferred Stock"), no shares of which are issued and outstanding.

         WHEREAS, the respective Boards of Directors of Advanced and ASA have determined that it is advisable and in the best interests of each of such corporations that Advanced merge with and into ASA upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of Advanced in the State of Delaware; and

         WHEREAS, the respective Boards of Directors of Advanced and ASA have, by resolutions duly adopted, approved this Merger Agreement, and the shareholders of Advanced have duly approved this Merger Agreement at a meeting held on December 26, 1990;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Advanced and ASA hereby agree as follows:

         1. MERGER. Advanced shall be merged with and into ASA (the "Merger"), and ASA shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective on January 1, 1991.

         2. GOVERNING DOCUMENTS. The Certificate of Incorporation of ASA, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of ASA, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

         3. SUCCESSION. At the Effective Time, the separate corporate existence of Advanced shall cease, and ASA shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of Advanced; and all and singular, the rights, privileges, powers and franchises of Advanced, and all property, real, personal and mixed, and all debts due to Advanced on whatever account, as well as for share subscriptions and all other things in action or belonging to Advanced, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Advanced, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in Advanced, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights or creditors and all liens upon any property of Advanced shall be preserved unimpaired; and all debts, liabilities and duties of Advanced shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Advanced, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of ASA and shall be as effective and binding thereon as the same were with respect to Advanced. The employees and agents of Advanced shall become the employees and agents of ASA and continue to be entitled to the same rights and benefits which they enjoyed as employees of Advanced.

         4. FURTHER ASSURANCES. From time to time, as and when required by ASA, or by its successors and assigns, there shall be executed and delivered on behalf of Advanced such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in ASA the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Advanced, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of ASA are fully authorized in the name and on behalf of Advanced to take any and all such action and to execute and deliver any and all deeds and other instruments.

         5. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Advanced Common Stock shall be presented to the Surviving Corporation for cancellation and the shares represented by said certificates will be returned to the status of authorized but unissued.

         6. EMPLOYEE BENEFIT PLANS. As of the Effective Time, ASA hereby assumes all obligations of Advanced under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

         7. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

         8. ABANDONMENT. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of Advanced or ASA, or both of them, notwithstanding approval of this Merger Agreement by the stockholders of any of said corporations if circumstances arise which, in the opinion of the Board of Directors of Advanced or ASA, make the Merger inadvisable.

         9. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

         IN WITNESS WHEREOF, Advanced and ASA have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                         ADVANCED SYSTEMS ASSOCIATES, INC.
                                         a Massachusetts corporation


ATTEST:                                  By:/s/ Alfred C. Angelone
                                            ------------------------------------
                                            Alfred C. Angelone
                                            Chief Executive Officer

/s/ Alfred C. Angelone
- ----------------------------------
Alfred C. Angelone
Clerk

                                         ASA INTERNATIONAL LTD.,
                                         a Delaware Corporation

ATTEST:

                                         By:/S/ ALFRED C. ANGELONE
                                            ------------------------------------
                                              Alfred C. Angelone
                                              Chief Executive Officer

/s/ Paul D. Broude
- ----------------------------------
Paul D. Broude
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ASA INTERNATIONAL LTD.

                                      *****

         ASA INTERNATIONAL LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That by unanimous written consent dated March 31, 1993, all of the directors of ASA INTERNATIONAL LTD. and that at a meeting held on April 30, 1993, a majority of the stockholders of ASA INTERNATIONAL LTD. adopted the following resolution amending the Certificates of Incorporation of said
Corporation:

RESOLVED:         That the First paragraph of Article 4 of the Certificate of
                  Incorporation be, and hereby is deleted in its entirety and the following be, and hereby is, inserted in place thereof:

                           "4. The total number of shares of all classes which
                  the Corporation shall have authority to issue is seven million (7,000,000), of which one million (1,000,000) shares are to be Preferred Stock (hereinafter called "Preferred Stock"), of the par value of one cent ($.01) each, and six million (6,000,000) shares are to be Common Stock (hereinafter called "Common Stock"), of the par value of one cent ($.01) each, amounting in the aggregate to seventy thousand and 00/100 dollars ($70,000.00).

         IN WITNESS WHEREOF, the said ASA INTERNATIONAL LTD. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by its Chief Executive Officer and Assistant Secretary this 30th day of April, 1993.

                                        ASA INTERNATIONAL LTD.

                                        By:/s/ Alfred C. Angelone
                                           -------------------------------------
                                           Alfred C. Angelone
                                           Chief Executive Officer


/s/ Paul D. Broude, Assistant Secretary
- ---------------------------------------
Paul D. Broude
Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGER

                                ASA INCORPORATED
                                       AND
                         ASA LEGAL SYSTEMS COMPANY, INC.

                                      INTO

                             ASA INTERNATIONAL LTD.

                                      *****

         ASA INTERNATIONAL LTD., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 1st day of April, 1986, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of the stock of ASA INCORPORATED, a corporation incorporated on the 16th day of July, 1976 pursuant to the Business Corporation Laws of the Commonwealth of Massachusetts.

THIRD: That this Corporation owns all of the outstanding shares of the stock of ASA LEGAL SYSTEMS COMPANY, INC., a corporation incorporated on the 1st day of February, 1984 pursuant to the Business Corporation Laws of the Commonwealth of Massachusetts.

FOURTH: That this Corporation, by the following resolutions of its Board of Directors by unanimous written consent of dated December 22, 1995, determined and did merge into itself said ASA INCORPORATED and ASA LEGAL SYSTEMS, INC.;

         RESOLVED:   That ASA International Ltd. merge, and it hereby does merge into itself said ASA Incorporated and ASA Legal Systems
                     Company, Inc. and assumes all its obligations.

         FURTHER
         RESOLVED:   That the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of ASA INTERNATIONAL LTD. at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said ASA INTERNATIONAL LTD. has caused this Certificate to be signed by Terrence C. McCarthy, its Vice President this 28th day of December, 1995.


                                             /s/ Terrence C. McCarthy
                                             -----------------------------------
                                             Terrence C. McCarthy
                                             Vice President

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                      A CERTAIN CERTIFICATE OF AMENDMENT OF
                ASA INTERNATIONAL LTD. FILED IN THE OFFICE OF THE
                   DELAWARE SECRETARY OF STATE ON JULY 8, 1987

                             ASA INTERNATIONAL LTD.
                            [Pursuant to Section 103]

         ASA INTERNATIONAL LTD. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law, DOES HEREBY
CERTIFY:

         1.       The name of the corporation is ASA INTERNATIONAL LTD.

         2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on July 1, 1987, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3.       The correction of said Certificate is as follows:

                  The third paragraph of the first resolution shall be corrected as follows:

                           "8. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director shall not be liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except with respect to
                           (a) any breach of the director's duty of loyalty to the corporation of its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (c) the provisions of Section 174 of Title 8, or (d) any transaction from which the director derived an improper benefit."

         IN WITNESS WHEREOF, the said ASA INTERNATIONAL LTD. has caused its corporate seal to be hereunto affixed and this Certificate of Correction to be signed by Terrence C. McCarthy, its Vice President, this 9th day of SEPTEMBER, 1996.

                                             ASA INTERNATIONAL LTD.

                                             By:/s/ Terrence C. McCarthy
                                                --------------------------------
                                                Terrence C. McCarthy
                                                Vice President